EXHIBIT 99(1)
                                                                   -------------

REVOCABLE PROXY               UNION COMMUNITY BANCORP
                         Special Meeting of Shareholders
                                December 19, 2001

     The undersigned hereby appoints Ronald L. Keeling and Denise E. Swearingen, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Union Community Bancorp which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at Union Community Bancorp's principal office at 221 E. Main Street, Crawfordsville, Indiana, on Wednesday, December 19, 2001, at 10:00 a.m., and at any and all adjournments thereof, as follows:

I. Proposal to approve the merger of Montgomery Financial Corporation with and into Union Community Bancorp and to approve the Agreement and Plan of Reorganization dated July 23, 2001, among Union Community Bancorp, Montgomery Financial Corporation, Montgomery Savings, A Federal Association and Union Federal Savings and Loan Association.

                  [ ] For                 [ ] Against               [ ] Abstain


II. Proposal to adjourn the meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the merger.

                  [ ] For                 [ ] Against               [ ] Abstain


     The Board of Directors recommends a vote "FOR" the listed propositions.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


This Proxy may be revoked at any time prior to the voting thereof.
The undersigned acknowledges receipt from Union Community Bancorp, prior to the execution of this Proxy, of a Notice of the Special Meeting and a Joint Proxy/Prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, OR ANY ADJOURNMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
                                                    ______________________, 2001






                             ---------------------------------------------------
                                          Signature of Shareholder


                             ---------------------------------------------------
                                          Signature of Shareholder



                              Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.